Exhibit 23.1.2

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement on Form S-1 of IWT Tesoro Corporation of our report, dated March 1, 2006, except for Note 16, as to which the date is May 12, 2006, relating to our audits of the financial statements, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

New Haven, Connecticut
September 29, 2006

McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.